UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2015 (April 10, 2015)

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

100 Campus Drive, Florham Park, NJ	07932
(Address of principal executive offices)	(Zip Code)

(973) 822-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2015, the Board of Directors of Zoetis Inc. (the “Company”) adopted resolutions appointing Mr. Paul M. Bisaro to serve as a director of the Company and as a member of the Board’s Compensation Committee with a term beginning immediately following the Company’s 2015 Annual Meeting of Shareholders and expiring at the Company’s 2016 Annual Meeting of Shareholders. In connection with the appointment of Mr. Bisaro, the size of the Board of Directors of the Company will be increased from ten to eleven members.

Mr. Bisaro’s appointment to the Company’s Board of Directors satisfies the provision, under a Letter Agreement (the “Letter Agreement”) between the Company and Pershing Square Capital Management, to add an independent director who is mutually acceptable to both parties. The Letter Agreement was previously filed as Exhibit 99.1 to the Company’s February 4, 2015 Current Report on Form 8-K (the “February 8-K”), and is incorporated by reference herein. As described in the February 8-K and in the Letter Agreement, the term of Mr. William Doyle as an existing Class III director of the Company will expire at the Company’s 2016 Annual Meeting of Shareholders. The Letter Agreement also provides that if Pershing Square desires to have Mr. Doyle remain on the Company’s Board through the Company’s 2017 Annual Meeting of Shareholders and delivers the appropriate notice pursuant to the Letter Agreement, Mr. Doyle will resign as a Class III director with a term expiring at the 2016 Annual Meeting and the Company’s Board will appoint Mr. Doyle as a Class I Director with a term expiring at the 2017 Annual Meeting and as a member of the Corporate Governance Committee of the Company’s Board. The Letter Agreement also provides that the Company will be required to include Mr. Bisaro on the slate of nominees recommended by the Company’s Board for a full term in the Company’s proxy statement and on its proxy card relating to the Company’s 2016 Annual Meeting, subject to Mr. Bisaro providing to the Company all information regarding himself required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and as required of any nominee by the Company’s bylaws. Therefore, there will only be four Class III directors up for election at the Company’s 2016 Annual Meeting.

Except for the Letter Agreement, there are no arrangements or understandings pursuant to which Mr. Bisaro will be appointed to the Board, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and Mr. Bisaro that would be reportable under Item 404(a) of Regulation S-K. Mr. Bisaro will be eligible for participation in the Company's non-employee director compensation program, which is described under the caption “Compensation of Directors” in the Company’s proxy statement for its May 1, 2015 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on March 20, 2015.

In connection with his appointment as a member of the Board, the Company will enter into its standard form of indemnification agreement with Mr. Bisaro. A form of indemnification agreement was previously filed by the Company as Exhibit 10.19 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-183254), as originally filed with the Securities and Exchange Commission on August 13, 2012, as subsequently amended.

On April 13, 2015, the Company issued a press release announcing the appointment of Mr. Bisaro. A copy of the press release is included as an exhibit to this Current Report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit:

99.1     Press Release issued on April 13, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

By:	/s/ Heidi C. Chen
Name:	Heidi C. Chen
Title:	Executive Vice President,
General Counsel and Corporate Secretary
Dated: April 13, 2015

INDEX OF EXHIBITS

Exhibit
Number	Description

99.1	Press Release issued on April 13, 2015.